UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2005
Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-12477 (Commission File Number)	95-3540776 (I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA (Address of principal executive offices)	91320-1799 (Zip Code)

805-447-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2005, Amgen Inc. (the “Company”) completed an exchange offer under which it offered to exchange new Zero Coupon Convertible Notes due 2032 (the “New Notes”) for all of its currently outstanding Liquid Yield Option Notes due 2032. The New Notes are governed by an Indenture dated as of May 6, 2005, by and between the Company and LaSalle Bank National Association, as trustee (the “Indenture”).

The description in this Current Report of the Indenture is not intended to be a complete description of the document, and the description is qualified in its entirety by the full text of the document which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 8.01. Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release dated May 5, 2005 announcing the results of Amgen Inc.’s exchange offer under which it offered to exchange new Zero Coupon Convertible Notes due 2032 for all of its currently outstanding Liquid Yield Option Notes due 2032.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 5, 2005 announcing the results of Amgen Inc.’s exchange offer under which it offered to exchange new Zero Coupon Convertible Notes due 2032 for all of its currently outstanding Liquid Yield Option Notes due 2032.

99.2	Indenture between Amgen Inc. and LaSalle Bank National Association, as trustee, dated as of May 6, 2005.

99.3	Form of Zero Coupon Convertible Note due 2032.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.
Date: May 6, 2005	By:	/s/ Steven J. Schoch
		Name:	Steven J. Schoch
		Title:	Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit
Number	Document Description

99.1	Press release dated May 5, 2005 announcing the results of Amgen Inc.’s exchange offer under which it offered to exchange new Zero Coupon Convertible Notes due 2032 for all of its currently outstanding Liquid Yield Option Notes due 2032.

99.2	Indenture between Amgen Inc. and LaSalle Bank National Association, as trustee, dated as of May 6, 2005.

99.3	Form of Zero Coupon Convertible Note due 2032.